                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report            - November 12, 1996
               (Date of Earliest Event Reported) - (October 29, 1996)

                       Computational Systems, Incorporated
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          Tennessee                      0-26596                 62-1198047
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
   of Incorporation or                                       Identification No.)
      Organization)

         835 Innovation Drive
         Knoxville, Tennessee                              37932
---------------------------------------                 ----------
(Address of Principal Executive Office)                 (Zip Code)


Registrant's Telephone Number, Including Area Code:      (423) 675-2110


                              Not Applicable
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets


	On October 28, 1996, Computational Systems,
Incorporated (the "Company) acquired Maintenance & Diagnostics, LLC ("M&D"), and the rights to use certain technology from a third party, for approximately $7.6 million payable in a combination of cash and stock. The purchase price consisted of $3.88 million in cash to owners of M&D ( a portion of which will be paid on January 2, 1997). The purchase price also consisted of an aggregate of 51,047 shares of CSI common stock to the owners of M&D and 49,805 shares to the third party ( for the rights to use certain technology and other rights). The Company also repaid $1.48 million for amounts owed under M&D's line of credit agreement with one of its owners. CSI also issued options to acquire an aggregate of 150,000 shares of CSI common stock at current fair market value to certain of the owners of M&D (such options are valued at approximately $750,000). M&D operates a research, service and training center for the electric power industry.


Item 7.  Financial Statements, Pro Forma Information and
Exhibits.

a.	In accordance with instruction (a)(4) to this Item: the
    financial statements of M&D are currently being prepared and will be filed by amendment to this Form 8-K within sixty days of the date of this Form 8-K.

b.	In accordance with instruction (a)(4) to this Item: the
    pro forma financial information required to be filed by
    Article 11 of Regulation S-X is currently being prepared and will be filed by amendment to this Form 8-K within sixty days of the date of this Form 8-K

c.	Exhibits:

	(2)  	Agreement and Plan of Merger dated October
            28, 1996 among Computational Systems, Incorporated,
            Paragon Services, Inc. and Maintenance & Diagnostics, L.L.C.

	(99)	Press release dated October 29, 1996

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMPUTATIONAL SYSTEMS, INCORPORATED

Date:   November 12, 1996              By: /s/ Ronald G. Canada
                                           -----------------------------------
                                           Ronald G. Canada, Chairman and
                                           Chief Executive Officer


                                       By: /s/ Bryan J. Collier
                                           -----------------------------------
                                           Bryan J. Collier, Vice President of
                                           Finance and Chief Financial Officer

                                   Exhibit Index

     Sequential
       Item                       Description                     Page No.
     ----------       -------------------------------------      ----------
        (2)           Acquisition Agreement

        (99)          Press release dated October 29, 1996

EXHIBIT 2


                           AGREEMENT AND PLAN OF MERGER

                                      among

                       COMPUTATIONAL SYSTEMS, INCORPORATED,
                              PARAGON SERVICES, INC.

                                       and

                         MAINTENANCE & DIAGNOSTICS, L.L.C.


                          Dated as of October 28, 1996

    Table of Contents

    ARTICLE 1.THE MERGER
        1.1     The Merger.
        1.2     The Closing.
        1.3     Effective Time.

    ARTICLE 2.CHARTER AND BYLAWS AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

        2.1     Charter.
        2.2     Bylaws.
        2.3     Directors.
        2.4     Officers.

    ARTICLE 3.CONSIDERATION AND ESCROW

        3.1     Merger Consideration.
        3.2     Escrow Fund.

    ARTICLE 4.ACQUISITION OF M&D MEMBERSHIP INTERESTS

        4.1     Acquisition of Membership Interests.
        4.2     Stock Splits, Etc. of CSI Common Stock.
        4.3     Bogan Payoff.

    ARTICLE 5.REPRESENTATIONS AND WARRANTIES OF M&D

        5.1     Existence; Good Standing; Corporate Authority;
                Compliance With Law.
        5.2     Authorization, Validity and Effect of Agreements.
        5.3     Capitalization.
        5.4     Prior Sales of Membership Interests.
        5.5     Subsidiaries.
        5.6     Other Interests.
        5.7     No Violation.
        5.8     Financial Statements.
        5.9     No Material Adverse Changes.
        5.10    Tax Matters.
        5.11    Employees and Fringe Benefit Plans.
        5.12    Assets; Leaseholds.
        5.13    No Subleases or Licenses.
        5.14    Intellectual Property
        5.15    Compliance with Applicable Law
        5.16    Product Warranties
        5.17    Contracts and Commitments
        5.18    Accounts Receivable
        5.19    Orders, Commitments and Returns
        5.20    Customers and Suppliers
        5.21     Premises.
        5.22    No Litigation.
        5.23    Company Records.
        5.24    No Defaults.
        5.25    Hazardous Substances.
        5.26    Labor Matters.
        5.27    No Brokers.
        5.28    Full Disclosure.

    ARTICLE 6.REPRESENTATIONS AND WARRANTIES OF CSI AND MERGER SUB
        6.1     Existence; Good Standing; Corporate Authority;
                Compliance With Law.
        6.2     Authorization, Validity and Effect of Agreements.
        6.3     Capitalization.
        6.4     Subsidiaries.
        6.5     No Violation.
        6.6     SEC Documents.
        6.7     Litigation.
        6.8     Taxes.
        6.9     Absence of Certain Changes.
        6.10    No Brokers.
        6.11    CSI Common Stock.
        6.12    Full Disclosure.

    ARTICLE 7.COVENANTS
        7.1     Covenants of CSI and M&D.
        7.2     Covenants of M&D.
        7.3     Covenants of CSI.

    ARTICLE 8.CONDITIONS
        8.1 Conditions to Each Party's Obligation to Effect the Merger.
        8.2     Conditions to Obligation of M&D to Effect the
                Merger.
        8.3     Conditions to Obligation of CSI and Merger Sub to
                Effect the Merger.

    ARTICLE 9.SURVIVAL OF REPRESENTATIONS
        9.1     Survival of Representations.
        9.2     Statements as Representations.
        9.3     Remedies Cumulative.

    ARTICLE 10.TERMINATION
        10.1    Termination by Mutual Consent.
        10.2    Termination by Either CSI or M&D.
        10.3    Termination by M&D.
        10.4    Termination by CSI.
        10.5    Effect of Termination and Abandonment.
        10.6    Extension; Waiver.

    ARTICLE 11.GENERAL PROVISIONS
        11.1    Notices.
        11.2    Assignment, Binding Effect; Benefit.
        11.3    Entire Agreement.
        11.4    Amendment.
        11.5    Governing Law.
        11.6    Counterparts.
        11.7    Headings.
        11.8    Interpretation.
        11.9    Waivers.
        11.10   Incorporation of Exhibits.
        11.11   Severability.
        11.12   Expenses.
        11.13   Enforcement of Agreement.
        11.14   Press Releases.

            AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER (the "Agreement"), is executed as of the 28th day of October, 1996, by and among Computational Systems, Incorporated, a Tennessee corporation ("CSI"), Paragon Services, Inc. a Tennessee corporation and wholly owned subsidiary of CSI ("Merger Sub"), and Maintenance & Diagnostics, L.L.C., a Delaware limited liability company ("M&D").

	RECITALS

	A.	The Board of Directors of CSI and Executive
Committee of M&D each have determined that a business combination between CSI and M&D is in the best interests of their respective companies and shareholders and members, respectively, and presents an opportunity for their respective companies to enhance the service provided to consumers and achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

	B.	 CSI, Merger Sub and M&D desire to make certain
representations, warranties and agreements in connection with the merger.

	NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                         ARTICLE 1.

	THE MERGER

	1.1	The Merger.  Subject to the terms and conditions of
this Agreement, at the Effective Time (as defined in Section 1.3),
 M&D shall be merged with and into Merger Sub in accordance with this Agreement and the separate existence of M&D shall thereupon cease (the "Merger"). Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall be a wholly owned subsidiary of CSI. The Merger shall have the effects specified in Section 6-18-209 of the Delaware Code Annotated ("DCA") and Section 48-21-108 of the Tennessee Code Annotated ("TCA").

	1.2	The Closing.  Subject to the terms and conditions of
this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Bass, Berry & Sims PLC, 2700
First American Center, Nashville, Tennessee, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 7 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as CSI and M&D may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

    1.3 Effective Time. If all the conditions to the Merger set forth in Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 8, the parties hereto shall cause a Certificate of Merger meeting the requirements of
Section 6-18-209 of the DCA to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").


                           ARTICLE 2.

	CHARTER AND  BYLAWS
	AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

    2.1 Charter. The Charter of Merger Sub in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation, until duly amended in accordance with applicable law.

	2.2	Bylaws.  The Bylaws of Merger Sub in effect
immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

	2.3	Directors.  The directors of Merger Sub immediately
prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

	2.4	Officers.  The officers of Merger Sub immediately
prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

                     ARTICLE 3.

	CONSIDERATION AND ESCROW

	3.1	Merger Consideration.  The consideration for the
merger (collectively, the "Merger Consideration") shall be as follows:

		(a)	$1,494,750 in cash payable to the persons or
the entities and in the individual amounts as set forth on Schedule 3.1(a) hereto, to be paid by CSI at Closing;

		(b)	interest bearing notes to be issued by CSI and
delivered to the payees at Closing in an aggregate principal amount of $2,385,250 due January 2, 1997, payable in the names and in the individual principal amounts set forth on Schedule 3.1(b) hereto (collectively the "Notes") in the form attached hereto as Exhibit A, which Notes shall be secured by irrevocable bank letters of credit issued by First American National Bank in the form attached hereto as Exhibit B (the "Letter of Credit") and delivered by CSI to the designated beneficiaries thereof at Closing;

		(c)	options granted by CSI on the Closing Date (the
"Options") to purchase an aggregate of 3,750 shares of common stock no par value (the "Common Stock") to Bogan, Inc., a Pennsylvania corporation, ("Bogan"), which Options shall be immediately exercisable in full, shall have a term of ten (10) years from the Closing Date, and shall be evidenced by an individual option agreement in the form attached hereto as Exhibit C (the "Option Agreement"); and

		(d)	an aggregate of 51,047 shares (the "Shares") of
CSI's Common Stock, of which 23,341 whole shares plus cash in lieu of fractional shares based upon a per share price of $16.0625 (the "Share Price") will be issued and delivered as set forth in Section 3.2(a) at Closing, and 27,706 whole shares plus cash in lieu of fractional shares will be issued and delivered on January 2, 1997, in each case to the persons and in the individual amounts as set forth on
Schedule 3.1(d) hereto;

    3.2 Escrow Fund.

		(a)	At the Closing, pursuant to an Indemnity and
Escrow Agreement, in the form attached hereto as Exhibit D (the "Escrow Agreement"), the parties shall establish an escrow fund
(the "Escrow Fund") comprised of $125,000 in cash (the "Escrow Cash") and 23,341 shares of CSI Common Stock (the "Escrow Shares") issuable to the members of M&D (each a "Member" and collectively the "Members") at the Effective Time pursuant to Section 3.1.
The cash and Common Stock shall be contributed to the Escrow Fund in accordance with Schedule 3.2. The Escrow Fund shall be maintained for the purposes of satisfying claims by CSI for indemnification under the Escrow Agreement for the periods specified therein (the "Escrow Period").

		(b)	Upon expiration of the Escrow Period, and
subject to the terms of Section 3.2(c) and Article 9 and the Escrow Agreement, the escrow agent under the Escrow Agreement (the "Escrow Agent") shall deliver or cause to be delivered to each Member a share certificate representing the number of shares of CSI Common Stock contributed to the Escrow Fund by such Member as set forth on Schedule 3.2 together with cash in lieu of any fractional shares, and shall deliver to each Member that contributed cash to the Escrow Fund as set forth on
Schedule 3.2, such cash amounts.

		(c)	If, upon expiration of the Escrow Period, CSI
shall have asserted a claim for indemnity in accordance with the Escrow Agreement and such claim is pending or unresolved at the time of such expiration, the Escrow Agent shall retain in escrow, and withhold from delivery to each Member, each Member's pro rata portion (the "Pro Rata Portion") of the value of the good faith asserted amount of the claim until such matter is resolved. If it is finally determined that CSI is entitled to recover on account of such claim, the Escrow Agent shall deliver or cause to be delivered to CSI that number of Escrow Shares plus an amount of Escrow Cash, in proportion to the aggregate value of Escrow Cash and Escrow Shares initially contributed to the Escrow Fund by each Member, equal to the amount due and payable with respect to such claim (applied against each Member's Pro Rata Portion). The remainder of each Member's Pro Rata Portion, if any, following any delivery of Escrow Cash or Escrow Shares from the Escrow
Fund to CSI in accordance with this Section 3.2(c) and the Escrow Agreement, shall be delivered to each Member pursuant to this Agreement, without interest. For purposes of this
Section 3.2(c), a final determination with respect to a claim will occur only as provided in the Escrow Agreement. For purposes of this Section 3.2 and Article 9, each share of CSI Common Stock in the Escrow Fund shall be deemed to have a value equal to the Share Price, and such value shall apply throughout the duration of the Escrow Period.

		(d)	The right to receive Escrow Shares or Escrow
Cash upon expiration of the Escrow Period is an integral part of the Merger Consideration, and shall not be transferable or assignable by, but shall inure to the benefit of the heirs, representatives, or estate of, any Member.

		(e)	Each Member shall have the right under the
Escrow Agreement to exchange up to the number of Escrow Shares contributed by such Member by contributing to the Escrow Fund cash equal to the Share Price for each Escrow Share exchanged.

                     ARTICLE 4.

	ACQUISITION OF M&D MEMBERSHIP INTERESTS

	4.1	Acquisition of Membership Interests.  At the
Effective Time, the entire right, title and interest in M&D held by each Member, including, but not limited to, a Member's share in the profits and losses and the rights to receive distributions of M&D assets and to participate in the management affairs and governance of M&D and including, but not limited to, the Limited Liability Interests as defined in DCA 6-18-1018 (collectively, the "Membership Interests") shall be converted into the right to receive the Merger Consideration payable to such Member as set forth herein.

	4.2	Stock Splits, Etc. of CSI Common Stock.  In the
event CSI changes the number of shares of CSI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reorganization or any other transaction in which any security of CSI or any other entity or cash is issued or paid in respect of the outstanding shares of CSI Common Stock and the record date therefor is after the date of this Agreement and prior to the Effective Time, the number of Shares that each Member shall receive and each Option any such Member shall receive shall be proportionately adjusted as to number of shares of Common Stock (owned or subject to option) in each case, and as to the exercise price in the case of Options. In lieu of issuing any fractional shares of CSI Common Stock as a result of any such transactions, cash will be paid based upon the Share Price per whole share in the case of Shares and the number of shares of Common Stock issuable upon the exercise of Options shall be rounded to the next highest whole number.

    4.3 Bogan Payoff. At Closing, CSI shall pay Bogan $1,483,804.87 which is the amount estimated by Bogan to be due and owing to it, and shall use its reasonable efforts to release Bogan from M&D obligations it has guaranteed, as set forth Schedule 4.3. During the 30 days from the date hereof, CSI and Bogan shall verify the estimated amount paid pursuant to this provision and shall settle any amounts that may be owing to the other.

	ARTICLE 5.

	REPRESENTATIONS AND WARRANTIES OF M&D

	Except as set forth in the disclosure letter delivered prior to the execution hereof to CSI (the "M&D Disclosure
Letter"), M&D represents and warrants to CSI as of the date of this Agreement as follows:

	5.1	Existence; Good Standing; Corporate Authority;
Compliance With Law.   M&D is a limited liability company
("LLC"), duly organized, validly existing and in good standing under the laws of the State of Delaware. M&D is duly licensed or qualified to do business as a foreign LLC and is in good standing under the laws of any other state of the United
States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of M&D (a "M&D Material Adverse Effect"). M&D has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. M&D is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which M&D or any of its properties or assets is subject, where such violation would have a M&D Material Adverse Effect. M&D has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, except where such failure to obtain the same would not have a M&D Material Adverse Effect.

	5.2	Authorization, Validity and Effect of Agreements.
M&D has the full corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of the outstanding Membership Interests of M&D, the consummation by M&D of the transactions contemplated hereby has been duly authorized by all requisite action of the members or managers, if any. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of M&D, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

	5.3	Capitalization.  The authorized Membership Interests
of M&D consists of 100 membership units. M&D has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the members of M&D on any matter. All outstanding Membership Interests in M&D are duly authorized and free of preemptive rights. There are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate M&D to issue, transfer or sell any Membership Interests of M&D that will not be terminated at or before the Closing. The
Company's Employee Profit Share Rights Plan has been terminated, and there are no outstanding rights held by any person or entity pursuant to such plan or any similar plan.

	5.4	Prior Sales of Membership Interests.  All offers and
sales of Membership Interests in M&D prior to the date hereof were at all relevant times exempt from the registration requirements of the Securities Act of 1933, as amended, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, or the relevant statutes of limitations have expired, or civil liability therefor has been eliminated by an offer to rescind.

	5.5	Subsidiaries.  M&D has no subsidiaries of any kind
or nature (for purposes of this agreement, the term
"subsidiaries" shall be deemed to include any corporation, partnership, joint venture, limited liability company or other form of entity).

	5.6	Other Interests.  M&D does not own directly or
indirectly any interest or investment in any corporation, partnership, joint venture, business, trust or other entity.

	5.7	No Violation.  After approval by requisite
membership vote, neither the execution and delivery by M&D of this Agreement nor the consummation by M&D of the transactions contemplated hereby in accordance with the terms hereof, will:
(i) conflict with or result in a breach of any provisions of the Certificate of Formation or Limited Liability Company Agreement (each as defined in DCA 6-18-101) of M&D; (ii) conflict with, result in a breach of any provision of or the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets of M&D pursuant to any material commitment, lease, contract, or other material agreement or instrument to which M&D is a party; or
(iii) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to M&D, the violation of which would have a M&D Material Adverse Effect.

    5.8 Financial Statements. M&D has delivered its audited financial statements for the year ended December 31, 1995 and unaudited interim financial statements for each quarter subsequent thereto (collectively, the "Financial Statements"). Each of the balance sheets provided to CSI (including any related notes and schedules) fairly presents the financial position of M&D as of its date and each of the statements of income, retained earnings and cash flows provided to CSI (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows of M&D for the periods set forth therein (subject, in the case of unaudited statements, to the omission of footnotes and to normal year-end audit adjustments which would not be material in amount or effect) in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Such financial statements have been prepared from the books and records of M&D which accurately and fairly reflect the transactions and dispositions of the assets of M&D. As of December 31, 1995 or any subsequent date for which a balance sheet is provided, M&D did not have material liabilities, contingent or otherwise, whether due or to become due, known or unknown, other than as indicated on the balance sheet of such date or the notes thereto. M&D has adequately funded all accrued employee benefit costs and such funding (to the date thereof) is reflected in the balance sheet.

	5.9	No Material Adverse Changes.  Since December 31,
1995, there has not been (i) any material adverse change in the financial condition, results of operations, business, prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown), of M&D, except for changes in the ordinary course of business consistent with historical experience resulting from the seasonal nature of M&D's business; (ii) any extraordinary dividend declared or paid or distribution made on the Membership Interests of M&D, or any Membership Interests thereof redeemed or repurchased; (iii) any incurrence of long term debt; (iv) any salary, bonus or compensation increases to any officers, employees or agents of M&D, other than customary increases; (v) any pending or threatened labor disputes or other labor problems against or potentially affecting M&D; or
(vi) any other transaction entered into by M&D, except in the ordinary course of business and consistent with past practice.

	5.10	Tax Matters.  M&D has duly paid all taxes and other
charges (whether or not shown on any tax return) due or claimed to be due from it by federal, foreign, state or local taxing authorities; and true and correct copies of all tax reports and returns relating to such taxes and other charges for the fiscal years from 1991 through 1995 have been heretofore delivered to CSI. The reserves for taxes contained in the Financial Statements and carried on the books of M&D
(other than any reserve for deferred taxes established to reflect timing differences between book and tax income) are adequate to cover all tax liabilities as of the date of this Agreement. Since December 31, 1995, M&D has not incurred any tax liabilities other than in the ordinary course of business; there are no tax liens (other than liens for current taxes not yet due) upon any properties or assets of M&D (whether real, personal or mixed, tangible or intangible), and, except as reflected in the financial statements, there are no pending or threatened questions or examinations relating to, or claims asserted for, taxes or assessments against M&D. M&D has not granted or been requested to grant any extension of the limitation period applicable to any claim for taxes or assessments with respect to taxes. M&D is not a party to any tax allocation or sharing agreement. If M&D has ever been a member of an affiliated group within the meaning of Section
1504 of the Code filing a consolidated federal income tax return (an "Affiliated Group"), each such Affiliated Group has filed all tax returns that it was required to file for each taxable period during which M&D was a member of the Affiliated Group, and has paid all taxes owed by the Affiliated Group
(whether or not shown on the tax return) for each taxable period during which M&D was a member of the Affiliated Group.
M&D has no liability for the taxes of any Affiliated Group under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law). M&D has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder. For purposes of this Agreement, "tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended ("Code")), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

	5.11	Employees and Fringe Benefit Plans.

		(a)	The M&D Disclosure Letter sets forth the names,
ages and titles of all members of the Executive Committee, officers and managers of M&D and all employees of M&D earning in excess of $50,000 per annum, and the annual rate of compensation (including bonuses) being paid to each such member of the Executive Committee, officer, manager and employee as of the most recent practicable date.

		(b)	The M&D Disclosure Letter lists each
employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of M&D, whether legally binding or not, which affects one or more of its employees, including all "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans"). All Plans which are subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code shall be referred to as the "Pension Plans."

        (c) For each Plan which is an "employee benefit plan" under Section 3(3) of ERISA, M&D has delivered to CSI correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and funding agreements which implement each such Plan.

		(d)	M&D does not have any commitment, whether
formal or informal and whether legally binding or not,
(i) to create any additional such Plan; (ii) to modify or change any such Plan; or (iii) to maintain for any period of time any such Plan. The M&D Disclosure Letter contains an accurate and complete description of the funding policies (and commitments, if any) of M&D with respect to each such existing Plan.

		(e)	M&D has no unfunded past service liability in
respect of any of its Plans; the actually computed value of vested benefits under any Pension Plan of M&D (determined in accordance with methods and assumptions utilized by the Pension Benefit Guaranty Corporation ("PBGC") applicable to a plan terminating on the date of determination) does not exceed the fair market value of the fund assets relating to such Pension Plan; neither M&D nor any Plan nor any trustee, administrator, fiduciary or sponsor of any Plan has engaged in any prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code;
all filings, reports and descriptions as to such Plans (including Form 5500 Annual Reports, Summary Plan Descriptions, PBGC-1's and Summary Annual Reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of Labor and other governmental agencies have been made in a timely manner or will be made on or prior to the Closing Date; there is no material litigation, disputed claim, governmental proceeding or investigation pending or to the knowledge of M&D, threatened with respect to any of such Plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such Plans; such Plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereuder; there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any Pension Plan that has not been waived by the Pension Benefit
Guaranty Corporation; and each Pension Plan and each Plan which is intended to be a qualified plan under Section 401(a) of the Code has received, within the last three years, a favorable determination letter from the Internal Revenue Service.

		(f)	M&D has complied in all material respects with
all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws, employee safety laws and COBRA (defined herein to mean the requirements of Code Section 4980B, Proposed Treasury Regulation Section
1.162-26 and Part 6 of Subtitle B of Title I of ERISA).

		(g)	The consummation of the transactions
contemplated by this Agreement will not (i) result in the payment or series of payments by M&D to any employee or other person of an "excess parachute payment" within the meaning of
Section 280G of the Code, (ii) entitle any employee or former employee of M&D to severance pay, unemployment compensation or any other payment, and (iii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation or other employee benefits under any Plan (including vacation and sick pay).

        (h) None of the Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in Code Section 4980B(g) and ERISA Section 607.

        (i) Neither M&D nor any "affiliate" of M&D (as defined in ERISA) has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and M&D has not incurred and does not owe any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

        (j) No Pension Plan has been completely or partially terminated, nor has any proceeding been instituted by the PBGC to terminate any such Pension Plan; M&D has not incurred, and does not presently owe, any liability to the PBGC or the Internal Revenue Service with respect to any Pension Plan including, but not by way of limitation, any liability for PBGC premiums or excise taxes under Code Section 4971.

	5.12	Assets; Leaseholds.

        (a) Assets. M&D owns the assets reflected on the September 30, 1996, M&D balance sheet, with good and marketable title (except for patents, intangibles and other items of intellectual property, the representations as to which are set forth in Section 5.14), free and clear of any and all claims, liens, mortgages, options, charges, conditional sale or title retention agreements, security interests, restrictions, easements, or encumbrances whatsoever and free and clear of any rights or privileges capable of becoming claims, liens, mortgages, options, charges, security interests, restrictions, easements or encumbrances, except for (i) real property taxes not yet due and payable, (ii) utility easements for utilities serving the Property, and (iii) minor imperfections of title which do not materially affect the value and use of such assets.

		(b)	Leaseholds.  Following the Merger, Merger Sub
will continue to have all the rights under such leases for the premises now leased by M&D, and the Merger will not result in any increase in rents or charges under any lease.

	5.13	No Subleases or Licenses.  There are no subleases or
licenses to use all or any portion of the premises leased by M&D, except as set forth in the leases. The leases are valid, binding and enforceable in accordance with the terms of each, and are in good standing. M&D is not in default in payment of rent, or in the performance of any of its material obligations under the leases. To M&D's knowledge, the landlords or lessors under the leases are not in breach of any of their obligations under the leases. No state of facts exists which, after notice or lapse of time or both, would result in a breach or default under the leases by M&D. The copies of any leases which M&D has delivered to CSI are true, correct and complete copies of the leases and M&D has delivered to CSI all amendments, modifications, letter agreements and instruments of whatever form which relate to such leases (except correspondence sent or received in the ordinary course of business, including percentage rent reports, which do not alter the terms of the leases).

	5.14	Intellectual Property.  Section 5.14 of the M&D
Disclosure Letter is an accurate and complete list of all intellectual property (including inventions, pending patent applications, patent and copyright licenses or contracts, patents, trademarks, tradenames, trademark applications and registrations, service names, service marks, service mark applications and registration, copyrights, formulas and trade secrets) owned by M&D or used or required by M&D in the operation of M&D's business, title to each of which is, except as set forth in Section 5.14 of the M&D Disclosure Letter hereto, held by M&D free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit, claim or complaint which asserts that M&D's operations or any apparatus or method of M&D violate or infringe the trade names, trademarks, trademark registrations, service names, service marks or copyright of others, and M&D is not in any way making use of any confidential information or trade secrets of any person except with the consent of such person.
Section 5.14 of the M&D Disclosure Letter is an accurate and complete listing of all agreements relating to the intellectual property of M&D. There are no outstanding and, to the best knowledge of M&D, no threatened disputes or disagreements with respect to any such agreement.

	5.15	Compliance with Applicable Law.  To the best of its
knowledge, M&D has in the past duly complied and is presently duly complying, in the conduct of its business, the ownership of its assets and the use or operation of its leased or owned premises with all applicable laws, whether statutory or otherwise, rules, regulations, orders, ordinances, covenants, restrictions, plans, judgments and decrees of all governmental authorities (federal, state, local or otherwise)
(collectively, "Laws"). M&D has not received any notice of, or notice of any investigation of, a possible violation of any applicable Laws, or any other Law or requirement relating to or affecting the operations or properties of M&D.

	5.16	Product Warranties.  M&D has not given or made any
warranties to third parties with respect to any products supplied which may still be in effect at any time after the date hereof, except for warranties imposed by law. There have been no claims or investigations made with respect to any product warranties which have not been fully settled and resolved or any unresolved warranty claims which have not been adequately reserved against on the Financial Statements. M&D does not know or have any reason to know of any basis for any other claim or investigation.

	5.17	Contracts and Commitments.  Except as set forth in
Section 5.17 of the M&D Disclosure Letter:

		(a)	The legal enforceability after the Closing of
the rights of M&D under any of its contracts will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

		(b)	All of the contracts to which M&D is a party or
by which it is bound are in full force and effect, are valid and enforceable in accordance with their terms, and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder.

		(c)	To the knowledge of M&D, there are no
renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to M&D under current or completed contracts, agreements, or commitments with any person or entity having the contractual or statutory right to demand or require such renegotiation. To the knowledge of M&D, no such person or entity has made written demand for such renegotiation.

		(d)	M&D has no sales or purchase commitments which
are in excess of the normal, ordinary and usual capacity or requirements of its business or which are not terminable on 30 days' notice.

		(e)	M&D is not a party to or bound by (i) any
outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by M&D on notice of not longer than 30 days and without liability, penalty or premium, (ii) any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or (iii) any agreements that contain any severance or termination pay, liabilities or obligations.

		(f)	M&D is not a party to any licensing agreement,
either as licensor or licensee.

		(g)	M&D is not restricted or purported to be
restricted by agreement or, to its knowledge, otherwise, other than by laws of general applicability, from carrying on its business anywhere in the world.

    5.18 Accounts Receivable. All accounts and notes receivable of M&D at the Closing, whether reflected in the Financial Statements or otherwise (herein called the "Receivables"), represent sales actually made in the ordinary course of business consistent with past practice; none of the Receivables is subject to any counterclaim or set-off other than normal sales adjustments or allowances consistent with past practice; and all the Receivables are collectible in the ordinary course of business at the aggregate amounts thereof, net of any reserve reflected in the Financial Statements. Following the Closing, CSI shall apply amounts received from parties who have Receivables against the oldest amounts first unless such older amount is disputed by the Customer. If on the 180th day following the Closing Date an amount of the Receivables equal to the aggregate amount of the Receivables at Closing less the sum of (i) the reserve on the most recent quarter end balance sheet and (ii) a threshold basket of $25,000 have not been collected, CSI shall certify to the Escrow Agent the amounts, names and addresses for each such unpaid Receivable, and Escrow Agent shall disburse to CSI out of the Escrow Amount an amount equal to the aggregate unpaid amount so certified, less the reserve on the most recent quarter end balance sheet prior to Closing. CSI agrees to assign to the M&D Members all rights to collect Receivables that have been paid from the Escrow Fund.

	5.19	Orders, Commitments and Returns.  The aggregate of
all accepted and unfilled orders for the sale of products or services entered into by M&D does not exceed an amount which can reasonably be expected to be filled in the ordinary course of business on a schedule which will maintain satisfactory customer relationships, and the aggregate of all contracts or commitments for the purchase of products by M&D does not exceed an amount which is reasonable for its anticipated volumes of business (all of which orders, contracts and commitments were made in the ordinary course of business). As of the date of this Agreement, there are no asserted, or if unasserted, sustainable, claims to return products of M&D by reason of alleged overshipments, defective merchandise, breach of warranty or otherwise. There are no products in the hands of customers under any understanding that such products are returnable other than pursuant to the standard returns policy set forth in M&D's contracts. M&D does not know or have reason to believe that either the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will result in any cancellations or withdrawals of accepted and unfilled orders for the sale of M&D's products or services.

	5.20	Customers and Suppliers.  Section 5.20 of the M&D
Disclosure Letter hereto contains an accurate and complete list of the names and addresses of the 20 largest customers to whom M&D has sold or leased products or services during the past two fiscal years and the 20 largest suppliers from whom M&D has purchased supplies during the past two fiscal years.
M&D has not received any indication from any customer or supplier whose name appears on such list (or otherwise has any reason to believe) that such customer or supplier will not continue as a customer or supplier of CSI or M&D after the Closing. Except for Energy Power Research Institute, Inc., no customer, or group of related customers, accounted for more than 5% of M&D's revenues for the year ended December 31, 1995, or the fiscal year to date.

	5.21	 Premises.  M&D owns no real property.  With respect
to each of the premises leased by M&D:

		(a)	To M&D's knowledge, all necessary water, sewer,
gas, electric, telephone, drainage and other utility equipment, facilities and services, and all mechanical systems are installed and connected pursuant to valid permits, and are adequate;

		(b)	To M&D's knowledge, the buildings and
improvements do not in any material respect violate any governmental laws, ordinances, rules and regulations;

		(c)	M&D has not received any notice from any
insurance carrier of defects or inadequacies which, if not corrected, could reasonably be expected to result in termination of insurance coverage or a material increase in the cost thereof, and, to M&D's best knowledge, there are no such defects or inadequacies;

		(d)	To M&D's knowledge, the  premises are zoned in
a manner which permits their present use, and such use and occupation are not, in breach of any statute, bylaw, regulation, ordinance, order, covenant, declaration, restriction or plan, including, without limitation, those relating to environmental protection. To M&D's knowledge, no written charges or violations have been filed, served, made or threatened against or relating to the premises as a result of any violation or alleged violation of any of the aforesaid, nor has M&D received any written notice from any municipal, state, federal or other governmental authority that any zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulatory violations have been issued in respect of the premises, and to the best knowledge of M&D no such violations exist. To the best knowledge of M&D, there are not pending or threatened, requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the premises, or changes or events which might curtail or interfere with the use of the premises; and

		(e)	There has not been received by M&D, any notice
relating to any threatened or pending condemnation or expropriation of any of the premises from any governmental department, branch, agency, office or other authority.

    5.22 No Litigation. There are currently no pending, and the members and executive officers of M&D are not aware of any threatened, lawsuits or administrative proceedings or investigations against M&D or to which its assets are subject, which, if adversely determined, could have a material adverse effect on the financial condition results of operations, business, prospects, assets, or liabilities of M&D. M&D is not subject to any currently existing order, writ, injunction, or decree relating to its operations.

    5.23 Company Records. True and correct copies of the Certificate of Formation and Limited Liability Company Agreement of M&D have been delivered to CSI. The minute books of M&D submitted to CSI for review correctly reflect all action taken at all the meetings (or by written consent in lieu thereof) of its Executive Committee, managers and members and correctly record all resolutions thereof.

	5.24	No Defaults.  M&D has in all material respects
performed all material obligations to be performed by it under all contracts, agreements, and commitments to which it is a party, and there is not under any such contracts, agreements, or commitments any existing default by M&D or event of default or event which with notice or lapse of time or both would constitute a default by M&D, or to M&D's knowledge in either case, a default by a third party.

	5.25	Hazardous Substances.

	For purposes of this Agreement, the following terms shall have the following meanings:

	"CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, 42 U.S.C.
section 9601 et seq.;

	"Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law (for purposes of (i) and(ii) below, "Claims") or any permit issued under any such Environmental Law, including without limitation:

		(i)	any and all Claims by governmental or
regulatory authorities for investigation, oversight, enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and

		(ii)	any and all Claims by any third party seeking
damages, response, costs, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment;

	"Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, or safety of hazardous, toxic or dangerous materials, substances or wastes, including without limitation CERCLA; the Toxic Substances
Control Act, as amended, 15 U.S.C. section 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. section 1251 et seq.; the Federal Insecticide, Fungicide, and Rodenticide
Act, as amended, 7 U.S.C. section 136, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. section 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. section 6901 et seq.; the Safe Drinking Water Act, 42 U.S.C. section 300f et seq.; the Clean Water Act, as amended, 33 U.S.C. section 1251, et seq.; and any similar state or local law;

    "Hazardous Materials" shall mean those materials listed in
Section 101(14) of CERCLA, as hereinafter defined, and any other substance defined as toxic or hazardous under any federal, state or local law, rules, regulation, ordinance code or policy, including, but not limited to:

		(i)	any petroleum or petroleum products, flammable
explosives, radioactive materials, asbestos, asbestos products, urea formaldehyde foam insulation, polychlorinated biphenyls, including transformers or other equipment that contain dielectric fluid containing detectible levels of polychlorinated biphenyls, and radon gas;

		(ii)	any hazardous, toxic or dangerous waste,
substance or material defined as such in (or for purposes of) any current Environmental Law or currently listed as such pursuant to any Environmental Law; and

		(iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

	"Improperly" means done in any manner that poses a threat to human health, safety or the environment;

	"M&D Property" shall mean (i) the portion of any real property and improvements presently owned, leased, used, operated or occupied by M&D, and (ii) the portion of any other real property and improvements at any previous time owned, leased, used, operated or occupied by M&D;

	"Release" means disposing, depositing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

		(a)	During the time M&D has been in possession of
the M&D Property, and to its knowledge at any other time, Hazardous Materials have not been illegally or Improperly generated, used, treated or stored on, or transported to or from, any M&D Property;

		(b)	During the time M&D has been in possession of
the M&D Property, and to its knowledge at any other time, no asbestos-containing materials or other Hazardous Materials have been installed in or affixed to structures on any M&D Property;

		(c)	During the time M&D has been in possession of
the M&D Property, and to its knowledge at any other time, Hazardous Materials have not been disposed of or otherwise
Released on any M&D Property;

		(d)	M&D is currently, and has at all times in the
past been, in compliance with all applicable Environmental
Laws and the requirements of any permits issued under such Environmental Laws with respect to any M&D Property;

		(e)	There are no past, pending or, to the knowledge
of M&D, threatened Environmental Claims against M&D or any M&D Property;

        (f) There are no facts or circumstances, conditions or occurrences on any M&D Property or otherwise relating to activities conducted by M&D that could reasonably be anticipated by M&D:

			(i)	to form the basis of an Environmental
Claim against M&D or any M&D Property; or

			(ii)	to cause such M&D Property to be subject
to any restrictions on the ownership, occupancy, use or transferability of such M&D Property under any Environmental Law; and

		(g)	There are not now, nor have there been at any
time, any aboveground or underground storage tanks located on any M&D Property.

	5.26	Labor Matters.  M&D is not a party to any collective
bargaining agreement and has not been the subject of any union activity or labor dispute, and there have not been any strike of any kind called or threatened to be called against M&D. To the best knowledge of M&D, M&D has not violated any applicable federal or state law or regulation relating to labor or labor practices. M&D has no liability to any of its employees, agents, or consultants in connection with grievances by, or the termination of, such employees, agents, or consultants.

	5.27	No Brokers.  M&D has not entered into any contract,
arrangement or understanding with any person or firm which may result in the obligation of M&D or CSI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.
M&D is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

	5.28	Full Disclosure.  All of the information provided by
M&D and its representatives herein or in the M&D Disclosure
Letter are true, correct, and complete in all material respects and no representation, warranty, or statement made by M&D in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty, or statement not misleading to CSI.
None of the members, managers or executive officers of M&D has withheld from CSI or its representatives disclosure of any event, condition, or fact that such officer knows, could materially adversely affect the financial condition, results of operations, business, prospects, assets, or liabilities of M&D.


                         ARTICLE 6.

	REPRESENTATIONS AND WARRANTIES OF CSI AND MERGER SUB

	Except as set forth in the disclosure letter delivered at or prior to the execution hereof to M&D (the "CSI Disclosure
Letter"), CSI and Merger Sub represent and warrant to M&D as of the date of this Agreement as follows:

    6.1 Existence; Good Standing; Corporate Authority; Compliance With Law. Each of CSI and Merger Sub is a corporation duly incorporated and validly existing under the laws of the state of its incorporation. Each of CSI and Merger Sub is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of CSI and its subsidiaries taken as a whole (a "CSI Material Adverse Effect"). Each of CSI and Merger Sub has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Neither CSI nor Merger Sub nor any of their respective properties or assets is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which CSI or Merger Sub is subject, where such violation would have a CSI Material Adverse Effect. Each of CSI and Merger Sub has all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain an such item or to take any such action would have a CSI Material Adverse Effect.

	6.2	Authorization, Validity and Effect of Agreements.
Each of CSI and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by CSI and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of CSI and Merger Sub, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

	6.3	Capitalization.  The authorized capital stock of CSI
consists of 50,000,000 shares of common stock, no par value
("CSI Common Stock") and 5,000,000 shares of preferred stock, no par value (the "CSI Preferred Stock"). As of the date of this Agreement, there were 4,859,277 shares of CSI Common
Stock issued and outstanding, and no shares of CSI Preferred
Stock issued and outstanding. Other than as provided in the CSI Disclosure Letter, CSI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of CSI on any matter. All issued and outstanding shares of CSI Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as provided for in the CSI Disclosure
Letter, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligates CSI to issue, transfer or sell any shares of capital stock of CSI.

	6.4	Subsidiaries.  Except for CSI International, Inc.,
Computational Systems UK Limited and Merger Sub, CSI has no significant subsidiaries. The authorized capital stock of Merger Sub consists of 1,000,000 shares of Common Stock, no par value. Each of the outstanding shares of capital stock of Merger Sub is duly authorized, validly issued, fully paid and nonassessable, and is owned by CSI free and clear of all liens, pledges, security interests, claims or other encumbrances.

	6.5	No Violation.  Neither the execution and delivery by
CSI and Merger Sub of this Agreement, nor the consummation by CSI and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Charter or Bylaws of CSI or Merger Sub; (ii) conflict with, result in a breach of any provision of or the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge, or encumbrance upon any of the assets of CSI or Merger Sub pursuant to any material commitment, lease, contract, or other material agreement or instrument to which CSI or Merger Sub is a party; or (iii) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule, or regulation applicable to CSI or Merger Sub.

	6.6	SEC Documents.  Prior to the date hereof, CSI has
delivered to M&D copies of all of CSI's Annual Reports on Forms 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange
Commission since December 31, 1995 (the "CSI Reports").  The
CSI Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "'34 Act") and the rules and regulations promulgated thereunder, and (ii) as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the CSI Reports (including the related notes and schedules) fairly presents the consolidated financial position of CSI as of its date and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the CSI Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows of CSI for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect) in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. These representations shall be deemed to be made with respect to CSI Reports filed subsequent to the date hereof at the time of their filing.

	6.7	Litigation.  There are no actions, suits or
proceedings pending against CSI or, to the actual knowledge of the executive officers of CSI, overtly threatened in writing against CSI, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a CSI Material Adverse Effect.

	6.8	Taxes.  The provisions for taxes shown on the CSI
financial statements for the nine months ended September 30, 1996 are adequate to cover the liability of CSI for all taxes (including employer income tax withholding, social security and unemployment taxes) to the date thereof.

	6.9	Absence of Certain Changes.  Since December 31,
1995, there has not been any material adverse change in the financial condition, results of operations, business, prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown), of CSI, except for changes in the ordinary course of business consistent with historical experience resulting from the seasonal nature of CSI's business.

	6.10	No Brokers.  CSI has not entered into any contract,
arrangement or understanding with any person or firm which may result in the obligation of M&D or CSI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.
CSI is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

	6.11	CSI Common Stock.  The issuance and delivery by CSI
of shares of CSI Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of CSI. The shares of CSI Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement (and in the case of shares issuable upon the exercise of Options, in accordance with the terms of the Option Agreements), will be validly issued, fully paid and nonassessable.

	6.12	Full Disclosure.  All of the information provided by
CSI and its representatives herein or in the CSI Disclosure
Letter are true, correct and complete in all material respects and no representation, warranty, or statement made by CSI in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty, or statement not misleading to M&D. None of the executive officers of CSI has withheld from M&D or its representatives disclosure of any event, condition, or fact that such officer knows could materially adversely affect the financial condition, results of operations, business, prospects, assets, or liabilities of CSI.


                         ARTICLE 7.

	COVENANTS

	7.1	Covenants of CSI and M&D.  During the period from
the date hereof and continuing until the Effective Time
(except as expressly contemplated or permitted hereby, or to the extent that the other parties shall otherwise consent in writing) each of CSI and M&D covenants with the other that, insofar as the obligations relate to it:

		(a)	From the date hereof to the Effective Time,
each of M&D and CSI shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times during regular business hours to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of M&D and CSI.

		(b)	Except as and to the extent required by law,
CSI and M&D hereby agree not to disclose or use, and each shall cause its representatives not to disclose or use, any confidential information with respect to the other party hereto furnished, or to be furnished, by such other party or their representatives in connection herewith at any time or in any manner other than in connection with its evaluation of the Merger. Except as required by law, and as set forth in this subparagraph (e), neither M&D nor its representatives shall make any public statements regarding the Merger or this Agreement without the prior approval of CSI.
After reasonable prior notice to M&D, CSI may make such statements, disclosures and filings as it is advised by its counsel are necessary or appropriate for a public company.
In the event the Merger is not effective for any reason, the confidentiality letter agreement between CSI and M&D shall remain in full force and effect.

	7.2	Covenants of M&D.  M&D covenants and agrees that
between the date hereof and continuing until the Effective
Time (except as expressly contemplated or permitted hereby, or to the extent that CSI shall otherwise consent in writing):

		(a)	M&D shall conduct its business in the ordinary
course consistent with past practices;

		(b)	M&D's Executive Committee shall submit and
recommend to the Members the approval of this Agreement at a special meeting of Members duly called for that purpose as soon as practicable.

        (c) Prior to the Effective Time, M&D agrees (a) that it shall, and shall direct and use its best efforts to cause its managers, officers, employees, members, advisors, accountants and attorneys (the "Representatives"), including such Representatives of any of M&D's affiliated entities or persons, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its members) with respect to a merger, acquisition, consolidation or simil transaction involving, or any purchase of all or any significant portion of the assets or any ownership interests of M&D (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.2(c); and (c) that it will notify CSI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it. In the event that M&D or its Representatives breach this covenant and at any time before May 31, 1997 M&D is acquired by or enters into a business conjunction with any party with whom it has breached this covenant, M&D shall promptly pay to CSI the sum of $250,000 payable in immediately available funds (the "Reimbursement Fee") as liquidated damages. M&D acknowledges and agrees that CSI has refrained from pursuing and considering other acquisition arrangements with the consequence that the opportunities and benefits of them are foregone or delayed and that CSI has expended significant time and effort to evaluate the Merger with M&D and, in conjunction therewith, M&D acknowledges that CSI has incurred significant expense and fees through preparation, travel and fees of financial, legal and accounting advisors. M&D and its Representatives acknowledge that the payment of the fee described herein is an integral part of the understandings, agreements and the Merger contemplated by this Agreement and that, without these provisions, CSI would not approve, sign and deliver this Agreement.

        (d) M&D will make all normal and customary repairs, replacements, and improvements to its facilities, will not dispose of any assets other than at fair market value and with the prior written consent of CSI, and without limiting the generality of the foregoing or the covenants set forth in 7.2(a), M&D will not, without the prior written consent of CSI:

			(i)	change its Certificate of Formation or
Limited Liability Company Agreement or merge and consolidate with or into any entity or obligate itself to do so;

			(ii)	set aside or pay any cash dividend or
other distribution on or in respect of its Membership Interests, or any redemption, retirement or purchase with respect to its Membership Interests or issue any additional of its Membership

Interests.   Notwithstanding the foregoing, M&D shall be
permitted to (i) pay reasonable fees and expenses related to the Merger in accordance with a schedule of estimated fees and expenses approved by CSI, (ii) make distributions to members for current salaries and amounts necessary to pay income taxes on the net income from operations of M&D prior to Closing and (iii) M&D may pay Bogan amounts due under the Bogan Line and other sums due Bogan, in accordance with past practices;

            (iii) other than normal payments on the Bogan Line, discharge or satisfy any lien, charge, encumbrance or indebtedness outside the ordinary course of business, except those required to be discharged or satisfied;

            (iv) authorize, guarantee or incur indebtedness or liabilities other than in the normal course of its business, and in no event aggregating in excess of $50,000; provided, however, that M&D may incur indebtedness to provide for distributions to its members but only in amounts equal to taxes due to be paid by its members on income from M&D's operations prior to Closing;

			(v)	make any capital expenditures or capital
additions or betterments, or commitments therefor, aggregating in excess of $25,000.

			(vi)	loan funds to any person;

			(vii)	institute, settle or agree to settle
any litigation, action or proceeding before any court or governmental body;

			(viii)	mortgage, pledge or subject to any
other encumbrance any of its property or assets, tangible or intangible;

			(ix)	authorize any compensation increases of
any kind whatsoever for any employee, provided M&D shall pay owing or accrued deferred compensation;

            (x) engage in any extraordinary transaction;or

			(xi)	enter into any material contract (other
than client service contracts) including leases and real estate agreements.

		(e)	Without the prior written consent of CSI, M&D
shall not take any action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled;
including without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by M&D herein not to be true, correct and accurate as of the Closing Date.

		(f)	M&D, prior to the Closing Date, shall have
delivered its audited financial statements for the year ended
December 31, 1995, and unaudited quarterly financial statements of M&D.

	7.3	Covenants of CSI.  CSI covenants and agrees that
between the date hereof and continuing until the Effective
Time (except as expressly contemplated or permitted hereby, or to the extent that M&D shall otherwise consent in writing):

		(a)	Without the prior written consent of M&D, CSI
shall not take any action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled;
including without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by CSI herein not to be true, correct and accurate as of the Closing Date.

		(b)	After the Effective Date, CSI's Product Review
Committee will review the commercial potential of M&D products, and, depending upon the results of that review in the sole discretion of such committee, CSI may make available a budget of up to $1,000,000 during fiscal 1997 for development of such products.

		(c)	After the Effective Time, M&D contractors or
employees that become CSI or Merger Sub employees will be eligible to participate in the same or substantially similar incentive compensation plans or arrangements as are available for similarly situated CSI employees.

		(d)	CSI agrees to grant to former employees of M&D
credit for their time of full-time service to M&D for purposes of CSI's employee benefit plans, to the extent, if at all, that CSI determines to continue the employment of former M&D employees. This provision shall not be construed to create any right of initial or continuing employment with CSI of any former M&D employee.

                           ARTICLE 8.

	CONDITIONS

	8.1	Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law and by the holders of a majority of Membership
Interests of M&D entitled to vote thereon.

		(b)	No action or proceeding before a court or other
governmental body by any governmental agency or public authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of the Agreement or the related agreements or the consummation of the Merger; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this

Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger.

		(c)	All consents, authorizations, orders and
approvals of (or filings or registrations with) any governmental commission, board or other regulatory body or any other third party (including lenders and lessors) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of CSI and M&D, taken as a whole, following the Effective Time.

		(d)	CSI shall have received from M&D copies of all
resolutions adopted by the Executive Committee, managers and members of M&D in connection with this Agreement and the transactions contemplated hereby. M&D shall have received from CSI and Merger Sub copies of all resolutions adopted by the Board of Directors of each respective company and the shareholders of Merger Sub in connection with this Agreement and the transactions contemplated hereby.

	8.2	Conditions to Obligation of M&D to Effect the
Merger. The obligation of M&D to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

		(a)	CSI and Merger Sub shall have performed their
respective agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of CSI and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and M&D shall have received a certificate of the President or the Chief Financial Officer of each of CSI and Merger Sub, dated the Closing Date, certifying to such effect.

		(b)	From December 31, 1995, through the Effective
Time, there shall not have occurred any material change in the financial condition, business, operations or prospects of CSI, that would have or would be reasonably likely to have a CSI Material Adverse Effect other than any such change that affects both M&D and CSI in a substantially similar manner.

		(c)	M&D shall have received a written opinion,
dated as of the Closing Date, from Bass, Berry & Sims PLC, in form and substances satisfactory to it, as to certain matters agreed upon by legal counsel of CSI and M&D.

		(d)	Prior to Closing, M&D shall not have notified
CSI in writing that M&D's review of CSI's business, operations, and the matters disclosed in the CSI Disclosure
Letter has revealed matters (described in reasonable detail) which in M&D's reasonable business judgment would adversely affect the business or operations of CSI.

		(e)	The Plan of Merger shall have received the
favorable vote of a majority of the Membership Interests of M&D and the unanimous vote of the executive committee of M&D.

		(f)	CSI shall have delivered for execution at or
before Closing, employment agreements in substantially the form attached hereto as Exhibit E, for each of Richard Colsher, John McElroy, William Woyshner and Robert Hammaker.

        (g) M&D shall have received such customary certificates of officers of CSI and Merger Sub and such other customary closing documentation as it may reasonably request.

		(h)	CSI shall have delivered to M&D Registration
Rights Agreements for former M&D members in substantially the form attached hereto as Exhibit F, which grant such former members (as a group) (i) two demand registration rights to sell their shares of Common Stock under a shelf registration statement which shall remain effective for 120 days following the effective date thereof under the Securities Act of 1933, as amended (the
"1933 Act"), one of which rights may be exercised during the period ending 12 months after the Closing Date, with the other demand right exercisable beginning 12 months after the Closing Date and ending 24 months after the Closing Date, in each case upon the request of holders of at least a majority of the shares of Common Stock issued in connection with the Merger that are eligible to participate in the Registration Statement, and
(ii) piggyback rights to include shares in certain underwritten public offerings of Common Stock by the Company for cash (other than on Form S-8):

        (i) CSI shall have delivered to M&D the Letter of Credit securing the Notes.

		(j)	CSI shall have delivered the Merger
Consideration.

		(k)	M&D, CSI and Paragon shall have entered into an
Assignment Agreement (the "Assignment Agreement") with Electric
Power Research Institute, Inc. ("EPRI").

		(l)	CSI shall have agreed to pay the consideration
set forth in Section 4.01(A) of that certain License Agreement dated October 25, 1996, by and between EPRI and M&D
(the "License Agreement").

	8.3	Conditions to Obligation of CSI and Merger Sub to
Effect the Merger. The obligations of CSI and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

		(a)	M&D shall have performed its agreements
contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of M&D contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and CSI shall have received a certificate of the Manager of M&D, dated the Closing Date, certifying to such effect.

		(b)	From December 31, 1995, through the Effective
Time, there shall not have occurred any material change in the financial condition, business, operations or prospects of M&D, other than any such change that affects both M&D and CSI in a substantially similar manner.

		(c)	CSI shall have received a written opinion,
dated as of the Closing Date, from the legal counsel of M&D, in form and substance satisfactory to it, as to certain matters agreed upon by legal counsel of CSI and M&D.

		(d)	Prior to Closing, CSI shall not have notified
M&D in writing that CSI's review of M&D's business, operations, and the matters disclosed in the M&D Disclosure
Letter has revealed matters (described in reasonable detail) which in CSI's reasonable business judgment would adversely affect the business or operations of M&D.

		(e)	In order to ensure that following the
consummation of the Merger certain principals of M&D shall not engage in certain activities as specified in noncompetition agreements, CSI shall have received a noncompetition agreement from each of Bogan, Richard Colsher, John McElroy, William Woyshner and Robert Hammaker in form and substance satisfactory to CSI.

		(f)	CSI shall have received such customary closing
documentation as it may reasonably request.

		(g)	In order to ensure adequate continuity of
management and expertise, CSI shall have received executed
Employment Agreements in substantially the form attached hereto as Exhibit D from each of Richard Colsher, John
McElroy, William Woyshner and Robert Hammaker.

		(h)	All outstanding options or other rights to
acquire Membership Interests in M&D shall have been exercised, expired or shall have been lawfully terminated prior to the Closing Date.

		(i)	On the Closing Date, each of the members of M&D
shall have executed and delivered the Escrow Agreement.

		(j)	M&D shall have entered into the Assignment
Agreement.

		(k)	M&D shall have entered into the License
Agreement.


                       ARTICLE 9.

	SURVIVAL OF REPRESENTATIONS

	9.1	Survival of Representations.  All representations,
warranties, covenants and agreements by the parties contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party hereto.

	9.2	Statements as Representations.  All statements
contained in this Agreement, any Certificate or Schedule delivered pursuant hereto shall be deemed representations and warranties for all purposes of this Agreement.

	9.3	Remedies Cumulative.  The remedies provided herein
shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

                       ARTICLE 10.

	TERMINATION

	10.1	Termination by Mutual Consent.  This Agreement may
be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the members of M&D, by the mutual consent of CSI and M&D.

	10.2	Termination by Either CSI or M&D.  This Agreement
may be terminated and the Merger may be abandoned by action of the Board of Directors of CSI or the Executive Committee of M&D if (a) the Merger shall not have been consummated by December 31, 1996, or (b) the approval of M&D's Members required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.

	10.3	Termination by M&D.  This Agreement may be
terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the members of M&D (the "M&D Members"), by action of the Executive Committee of M&D, if there has been a breach by CSI or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a CSI Material Adverse Effect, or
(b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of CSI, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by M&D to CSI, or (c) M&D has paid CSI the Reimbursement Fee.

	10.4	Termination by CSI.  This Agreement may be
terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of CSI, if (a) there has been a breach by M&D of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an M&D Material Adverse Effect, (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of M&D, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by CSI to M&D.

	10.5	Effect of Termination and Abandonment.  Upon
termination of this Agreement pursuant to this Section, this Agreement shall be void and of no other effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any party hereto (other than for breach of a covenant contained herein), or on the part of the respective directors, officers, employees, agents or shareholders of any of them.

	10.6	Extension; Waiver.  At any time prior to the
Effective Time, any party hereto, by action taken by its Board of Directors or Executive Committee, as the case may be, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                       ARTICLE 11.

	GENERAL PROVISIONS

	11.1	Notices.  Any notice required to be given hereunder
shall be sufficient if in writing, by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

    If to CSI or Merger Sub:                If to M&D:

    Carlo Gorla                             John McElroy
    President                               Manager
    Computational Systems, Incorporated     Maintenance & Diagnostics, LLC
    835 Innovation Drive                    440 Baldwin Tower
    Knoxville, Tennessee  37932             Eddystone, Pennsylvania 19022

    with a copy to:                         with a copy to:

    F. Mitchell Walker, Jr.                 Henry M. Kuller
    Bass, Berry & Sims PLC                  Blank, Rome, Comisky & McCauley
    2700 First American Center              Four Penn Center Plaza
    Nashville, Tennessee  37238             Philadelphia, Pennsylvania 19103

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

	11.2	Assignment, Binding Effect; Benefit.  Neither this
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto
(whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

	11.3	Entire Agreement.  This Agreement, the Exhibits and
Schedules, the M&D Disclosure Letter, the CSI Disclosure
Letter, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

	11.4	Amendment.  This Agreement may be amended by the
parties hereto, by action taken by the Board of Directors of CSI or Merger Sub or the Executive Committee of M&D, at any time before or after approval of matters presented in connection with the Merger by the members of M&D, but after any such member approval, no amendment shall be made which by law requires the further approval of members without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

	11.5	Governing Law.  The validity of this Agreement, the
construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the United States and those of the State of Tennessee applicable to contracts made and to be performed wholly within such state.

	11.6	Counterparts.  This Agreement may be executed by the
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

	11.7	Headings.  Headings of the Articles and Sections of
this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

	11.8	Interpretation.  In this Agreement, unless the
context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

	11.9	Waivers.  Except as provided in this Agreement, no
action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.
The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

	11.10	Incorporation of Exhibits.  The M&D Disclosure
Letter, the CSI Disclosure Letter and the Exhibits and
Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

	11.11	Severability.  Any term or provision of this
Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

	11.12	Expenses.  Each party to this Agreement shall
bear its own expenses in connection with the Merger and the transactions contemplated hereby. CSI acknowledges that M&D shall pays its legal and accounting fees related to this transaction prior to or at Closing.

	11.13	Enforcement of Agreement.  The parties hereto
agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

	11.14	Press Releases.  All press releases issued by
CSI or M&D with respect to these transactions shall be in form reasonably approved by CSI and M&D.

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

							COMPUTATIONAL SYSTEMS,
							INCORPORATED


                            By: /s/ Carlo Gorla
                                ------------------------------
								Carlo Gorla
								President and
                                Chief Operating Officer


							PARAGON SERVICES, INC.


                            By: /s/ David G. Peterson
                                ------------------------------
								David G. Petersen
								President


                            MAINTENANCE & DIAGNOSTICS, LLC


                            By: /s/ John McElroy
                                ------------------------------
								John McElroy
								Manager

EXHIBIT 99



FOR IMMEDIATE RELEASE			Contact: Bryan Collier
								    Vice President-Finance
								    (423) 675-2110


CSI Finalizes Acquisition of Maintenance & Diagnostics, LLC


	KNOXVILLE, Tenn. (October 29, 1996)--In a move which strengthens its position in the electrical power industry, Computational Systems, Inc. (Nasdaq/NM:CSIN) today consummated the previously announced acquisition of Philadelphia-based Maintenance & Diagnostics, LLC. Maintenance & Diagnostics
(M&D) is a research, service, and training center for the electric power industry which was founded in 1994.
	Today, consideration for the transaction, including certain license fees, is approximately $5.5 million, paid in cash and CSI stock. It is currently expected that M&D's revenues for 1996 will total approximately $10 million. The acquisition will be accounted for as a purchase.
	"The acquisition perfectly positions CSI and M&D to better-serve the global electric power industry," commented
CSI Chief Executive Officer Ronald G. Canada.
	M&D has ongoing condition monitoring projects in over 40 utilities, representing 15 percent of the industry, such as PECo Energy, Duke Power, Southern California Edison, and Commonwealth Edison. Internationally, M&D is engaged in projects in France, Hong Kong, Italy, and Korea.
    John W. McElroy, CEO of M&D said, "Both M&D and CSI have established outstanding reputations in the electric power market. This merger will prove to strengthen both companies and will reconfirm the commitment we all have to the electric power market." Recognizing the current light of deregulation in the power industry, the need for advanced maintenance strategies is increasing as the utilities realize the potential savings and increased reliability they can achieve with integrated maintenance technologies.
    M&D is now a division of CSI Services, Inc. a wholly-owned subsidiary of CSI which also holds Paragon Services.
With the addition of M&D, CSI employs more than 400 people worldwide.